UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Margaret M. Madden Pfizer Inc. 66 Hudson Boulevard East New York, NY 10001 YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY Dear Fellow Pfizer Shareholder: On April 24, 2025, Pfizer will hold its Annual Meeting of Shareholders. We value your input as a holder of Pfizer common stock and encourage you to review our proxy materials and cast your vote today. You can view our proxy materials at https://investors.pfizer.com/proxy. For the reasons set forth in the 2025 Proxy Statement, the Board of Directors recommends that you vote:  “FOR” each Director nominee.  “FOR” the ratification of the selection of KPMG LLP as Pfizer’s independent registered public accounting firm for 2025.  ‘’FOR” the 2025 advisory approval of executive compensation.  “AGAINST” the two shareholder proposals. The 2025 Annual Meeting will be held virtually. Please view our 2025 Proxy Statement for details on how you can participate. I encourage you to vote in advance of the Annual Meeting by using one of the methods described in the proxy materials. For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instructions. Please note, if multiple proxies/voting instruction cards are received from you, the one with the latest date will be counted. Your vote is important. Ensure your shares are voted by acting today. Sincerely, Margaret M. Madden Senior Vice President and Corporate Secretary, Chief Governance Counsel